UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2019, the board of directors (the “Board”) of Coffee Holding Co., Inc., a Nevada corporation (the “Company”), amended Article V, Section 3 of the Company’s bylaws to remove the restriction which prohibits any director from serving on the Company’s Nominating and Corporate Governance Committee in any year during which such director’s term as a director is scheduled to expire. The amended and restated bylaws of the Company became effective immediately.

A copy of the Company’s amended and restated bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Coffee Holding Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: February 25, 2019	By:	/s/ Andrew Gordon
	Name:	Andrew Gordon
	Title:	President and Chief Executive Officer